Exhibit 99.1

Car Charging Group,Inc. to Receive $2.5 Million in Funding
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Investment Will Accelerate European Growth Opportunities

MIAMI BEACH, Fla., Mar. 13, 2012 –Car Charging Group,Inc., (OTCBB: CCGI), a nationwide provider of convenient electric vehicle (EV) charging services, today announced it has received a $1.0 million investment and that it expects to receive an additional $1.5 million investment within 60 days of the initial financing.  Investors will receive rights tofive percent of Car Charging Europe, a foreign subsidiary the Company is currently in the process of forming.  The investments will be used to accelerate the Company’s growth opportunities through its future foreign subsidiary.

“I believe this investment validates our European strategy,” said Michael D. Farkas, Chief Executive Officer of Car Charging Group, Inc.  “Like us, our investors believe in the significant growth opportunities that exist in the European EVmarketplace as well as our ability to leverage our success in the United States into Europe.  This investment will accelerate our European initiatives.”

"Europe represents a very exciting opportunity as EVs are rapidly becoming mainstream due to the high cost of fuel, significant governmental support and widespread consumer interest," added Farkas.  “We are exploring a number of innovative projects that would significantly expand our operations and footprint in Europe.”

About Car Charging Group, Inc.:

Car Charging Group, Inc. (OTCBB: CCGI),headquartered in Miami, Florida with offices in Silicon Valley, CA, is the pioneer for nationwide public EV charging services enabling drivers to refuel anytime, anywhere throughout North America and ultimately in many high growth global markets. CCGI provides a comprehensive turn-key electric vehicle charging service to commercial and residential property owners employing the most advanced technology, both software and hardware, to build a robust, feature-rich network attracting businesses and consumers alike. The CCGI business model is unique and accelerates the adoption of public EV charging services; all installation, maintenance and related services are paid for by CCGI reducing the capital costs for a property owner to zero.  Our property partners benefit by sharing in the revenue generated from the EV charging service while enhancing green initiatives throughout their business operations.CCGI has more than 30 strategic partnerships from all sectors including municipalities, shopping malls, parking garages, governments, retail parking, multi-family residential and commercial properties totaling more than six million parking spaces with all partner locations expected to have high numbers of EVs at their locations.  CCGI’s partners include Ace Parking, Central Parking, Equity Residential, Icon Parking, Rapid Parking, USA Parking, Walgreens, The Pennsylvania Department of Environmental Protection, The City of Miami Beach, The City of West Palm Beach and others.  More than one million plug-in electric vehicles, such as the Nissan LEAF, GM Chevrolet Volt, Fisker Karma, Tesla Model S, Ford Focus EV as well as many others, are expected to be on the road in the U.S. by 2015 with estimates calling for more than 40 million on the road worldwide in 2030. For more information about Car Charging Group, Inc., please visit www.CarCharging.com.

Car Charging Group Europe To Receive $2.5 Million in Funding
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Mar. 13, 2012

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed.

Investor Relations and Media Contact:

For Car Charging Group, Inc.
Kevin S. Inda
Corporate Communications, Inc. (CCI)
kevin.inda@cci-ir.com
407-566-1180